Exhibit 21.1

Direct or Indirect Subsidiaries of Genesee & Wyoming Inc.*	State/Country of Formation
Alabama & Gulf Coast Railway LLC	Delaware
Allegheny & Eastern Railroad, LLC	Delaware
AN Railway, L.L.C.	Florida
ARG Sell Down Holdings Pty Limited	Australia
ARG Sell Down No. 1 Pty Limited	Australia
ARG Sell Down No. 2 Pty Limited	Australia
Arizona & California Railroad Company	Delaware
Arizona Eastern Railway Company	Arizona
Arkansas Louisiana & Mississippi Railroad Company	Delaware
Atlantic & Western Railway, Limited Partnership	North Carolina
Atlas Railroad Construction, LLC	Florida
Atlas Railroad Services, L.L.C.	Florida
Bauxite & Northern Railway Company	Arkansas
Belgium Rail Feeding BVBA	Belgium
Buffalo & Pittsburgh Railroad, Inc.	Delaware
CAGY Industries, Inc.	Delaware
California Northern Railroad Company	Delaware
California Western Railroad, Inc.	Arizona
Cape Breton & Central Nova Scotia Railway Limited	Nova Scotia
Cascade and Columbia River Railroad Company	Delaware
Central Oregon & Pacific Railroad, Inc.	Delaware
Central Railroad Company of Indianapolis	Indiana
Chattahoochee Bay Railroad, Inc.	Delaware
Chattahoochee Industrial Railroad	Georgia
Chattooga & Chickamauga Railway Co.	Mississippi
Columbus & Chattahoochee Railroad, Inc.	Delaware
Columbus and Greenville Railway Company	Mississippi
Commonwealth Railway, Incorporated	Virginia
Conecuh Valley Railway, L.L.C.	Alabama
Connecticut Southern Railroad, Inc.	Delaware
Corpus Christi Terminal Railroad, Inc.	Delaware
Dakota Rail, Inc.	South Dakota
Dallas, Garland & Northeastern Railroad, Inc.	Texas
Delphos Terminal Company, Inc.	Delaware
East Tennessee Railway, L.P.	Tennessee
Eastern Alabama Railway, LLC	Alabama
Emons Industries, Inc.	New York
Emons Railroad Group, Inc.	Delaware
Emons Transportation Group, Inc.	Delaware
Evansville Belt Line Railroad, Inc.	Indiana
First Coast Railroad Inc.	Delaware
Fordyce and Princeton R.R. Co.	Arkansas
G&W Australia Holdings LP	Australia
Galveston Railroad, L.P.	Texas
Genesee & Wyoming Australia Eastern Pty Ltd	Australia
Genesee & Wyoming Australia Pty Ltd	Australia
Genesee & Wyoming C.V.	The Netherlands

Genesee & Wyoming Canada Inc.	Canada
Genesee & Wyoming Investors, Inc.	Delaware
Genesee & Wyoming Railroad Services, Inc.	Delaware
Genesee and Wyoming Railroad Company	New York
Georgia Central Railway, L.P.	Georgia
Georgia Southwestern Railroad, Inc.	Delaware
Goderich-Exeter Railway Company Limited	Ontario
Golden Isles Terminal Railroad, Inc.	Delaware
Grizzard Transfer Company, Inc.	Georgia
GSW Acquisition Sub, Inc.	Delaware
GW CM Holdings Inc.	Delaware
GW Servicios, S.A. de C.V.	Mexico
GWA (North) Pty Ltd	Australia
GWA Holdings Pty Ltd	Australia
GWA Northern Pty Ltd	Australia
GWA Operations North Pty Limited	Australia
GWI Canada, Inc.	Delaware
GWI Dayton, Inc.	Delaware
GWI Holding B.V.	The Netherlands
GWI Holdings No.2 Pty Ltd	Australia
GWI Holdings Pty Ltd	Australia
GWI International B.V.	The Netherlands
GWI International LLC	Delaware
GWI Leasing Corporation	Delaware
GWI Rail Management Corporation	Delaware
Hilton & Albany Railroad, Inc.	Delaware
Huron & Eastern Railway Company, Inc.	Michigan
Huron Central Railway Inc.	Ontario
Illinois & Midland Railroad, Inc.	Delaware
Indiana & Ohio Rail Corp.	Delaware
Indiana & Ohio Railway Company	Delaware
Indiana Southern Railroad, LLC	Delaware
Kérail Inc.	Quebec
Kiamichi Railroad Company L.L.C.	Delaware
Kittanning Equipment Leasing Company	Pennsylvania
KWT Railway, Inc.	Tennessee
Kyle Railroad Company	Kansas
Kyle Railways LLC	Delaware
Little Rock & Western Railway, L.P.	Arkansas
Louisiana & Delta Railroad, Inc.	Delaware
Luxapalila Valley Railroad, Inc.	Mississippi
Maine Intermodal Transportation, Inc.	Delaware
Marquette Rail, LLC	Delaware
Maryland and Pennsylvania Railroad, LLC	Delaware
Maryland Midland Railway, Inc.	Maryland
Meridian & Bigbee Railroad, L.L.C.	Alabama
Mid-Michigan Railroad, Inc.	Michigan
Mirabel Railway Inc.	Quebec
Missouri & Northern Arkansas Railroad Company, Inc.	Kansas
MMID Holding Inc.	Delaware

New England Central Railroad, Inc.	Delaware
New StatesRail Holdings, LLC	Delaware
North Carolina & Virginia Railroad Company, LLC	Virginia
Ohio and Pennsylvania Railroad Company	Ohio
Ohio Central Railroad, Inc.	Ohio
Ohio Southern Railroad, Inc.	Ohio
Otter Tail Valley Railroad Company, Inc.	Minnesota
P&L Junction Holdings, Inc.	New York
Palm Beach Rail Holding, Inc.	Delaware
Passenger Rail Services, LLC	Delaware
Pawnee Transloading Company, Inc.	Delaware
Phoenix Logistics Ltd.	Ohio
Pittsburg & Shawmut Railroad, LLC	Delaware
Plainview Terminal Company	Texas
Point Comfort & Northern Railway Company	Texas
Portland & Western Railroad, Inc.	New York
Puget Sound & Pacific Railroad	Delaware
Québec Gatineau Railway Inc.	Quebec
RAAI Delaware, LLC	Delaware
Rail Feeding Solutions B.V.	The Netherlands
Rail Line Holdings #1, Inc.	Delaware
Rail Link, Inc.	Virginia
Rail Partners, L.P.	Delaware
Rail Switching Services, LLC	Delaware
RailAmerica Australia II, LLC	Delaware
RailAmerica Contract Switching Services, Inc.	Delaware
RailAmerica Equipment Corp.	Delaware
RailAmerica Holding Services, Inc.	Delaware
RailAmerica Intermodal Services, Inc.	Delaware
RailAmerica Operations Shared Services, Inc.	Delaware
RailAmerica Operations Support Group, Inc.	Delaware
RailAmerica Passenger Services, Inc.	Delaware
RailAmerica Transportation Corp.	Delaware
RailAmerica, Inc.	Delaware
RaiLink Acquisition Inc.	Delaware
RaiLink Canada Ltd.	Canada
RailTex Canada, Inc.	Ontario
RailTex Distribution Services, Inc.	Texas
RailTex International Holdings, Inc.	Delaware
RailTex, Inc.	Texas
Railway Management, Inc.	Mississippi
Riceboro Southern Railway, LLC	Georgia
RL Funding Corp.	Nova Scotia
Rochester & Southern Railroad, Inc.	New York
Rochester Switching Services Inc.	New York
Rockdale, Sandow & Southern Railroad Company	Texas
Rotterdam Rail Feeding B.V.	The Netherlands
RP Acquisition Company One	Delaware
RP Acquisition Company Two	Delaware
SA Rail Pty Limited	Australia

Salt Lake City Southern Railroad Company, Inc.	Delaware
San Diego & Imperial Valley Railroad Company, Inc.	California
San Joaquin Valley Railroad Co.	California
San Pedro Trails, Inc.	Arizona
Savannah Port Terminal Railroad, Inc.	Delaware
Services Ferroviaires de l'Estuaire	Canada
South Buffalo Railway Company	New York
South Carolina Central Railroad Company, LLC	South Carolina
South East Rail, Inc.	Delaware
St. Lawrence & Atlantic Railroad Company	Delaware
St. Lawrence & Atlantic Railroad (Quebec) Inc.	Quebec
StatesRail II Railroad, LLC	Delaware
StatesRail, LLC	Delaware
Summit View, Inc.	Ohio
SWKR Operating Co., Inc.	Arizona
Talleyrand Terminal Railroad Company, Inc.	Virginia
Tazewell & Peoria Railroad, Inc.	Delaware
The Aliquippa & Ohio River Railroad Co.	Ohio
The Bay Line Railroad, L.L.C.	Alabama
The Central Railroad Company of Indiana	Indiana
The Columbus & Ohio River Rail Road Company	Ohio
The Dansville and Mount Morris Railroad Company	New York
The Mahoning Valley Railway Company	Ohio
The Massena Terminal Railroad Company	New York
The Pittsburgh & Ohio Central Railroad Company	Ohio
The Warren & Trumbull Railroad Company	Ohio
The Youngstown Belt Railroad Company	Ohio
Three Notch Railway, L.L.C.	Alabama
Toledo, Peoria & Western Railway Corp.	Delaware
Tomahawk Railway, Limited Partnership	Wisconsin
Transrail Holdings, LLC	Delaware
Transrail North America, LLC	Delaware
Trois-Rivieres Trailers, Inc./Remorque Trois-Rivieres Inc.	Quebec
Utah Railway Company	Utah
Valdosta Railway, L.P.	Georgia
Ventura County Railroad Company	Delaware
Viper Line Pty Ltd	Australia
Wellsboro & Corning Railroad, LLC	Delaware
Western Kentucky Railway, L.L.C.	Kentucky
Western Labrador Rail Services Inc.	Newfoundland
Willamette & Pacific Railroad, Inc.	New York
Wilmington Terminal Railroad, Limited Partnership	North Carolina
Wiregrass Central Railway, L.L.C.	Alabama
York Rail Logistics, Inc.	Delaware
York Railway Company	Delaware
Yorkrail, LLC	Delaware
Youngstown & Austintown Railroad, Inc.	Ohio

*
The preceding list may omit the names of certain subsidiaries that, as of December 31, 2012, would not be deemed “significant subsidiaries” as defined in Rule 1-02(w) of Regulation S-X if considered in the aggregate.